CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  August 2000

I.   Original Deal Parameters
     ------------------------
(a)  Pool Balance                                                   705,106,000
(b)  Initial Invested Amount                                        300,000,000
(c)  Original Investor Allocation Percentage                             71.90%
(d)  Certificate Rate                                                     6.00%
(e)  Servicing Fee per Annum                                              0.25%
(f)  Original Required Subordinated Amount                           49,676,362

II.  Allocation Percentages
     ----------------------
(a)  Series Allocation Percentage                                       100.00%
(b)  Investor Allocation Percentage                                      51.94%
(c)  Investor Ownership Percentage                                       32.89%

III. Receivables in the Trust
     ------------------------
(a)  Pool Balance at end of month                                   912,047,000
(b)  Interline Payables                                             160,529,000
(c)  Receivables 91+ days past invoice                               63,624,000
(d)  Ineligible Receivables                                                   0
(e)  Overconcentrated Amount                                          1,258,000
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]     686,636,000
(g)  Unallocated Collections                                                  0
(h)  Net Series Pool Balance [(f) * II.(a)]                         686,636,000
(i)  Series Allocation Percentage * Unallocated
     Collections [(g) * II.(a)]                                               0
(j)  Required Net Series Pool Balance [VI.(f) below]                356,642,852

IV.  Monthly Activity
     ----------------
(a)  Pool Balance at beginning of month                             887,208,000
(b)  Total pool collections                                         575,684,000
(c)  Total new invoices sold to Trust                               613,021,000
(d)  Dilutions                                                       12,442,000
(e)  Charged-Off Receivables                                             56,000
(f)  Reassigned Receivables                                                   0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]         912,047,000
(h)  Miscellaneous Payments                                                   0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  August 2000

V.  Receivables Performance
    -----------------------

(a)  Monthly Payment Rate [IV.(b) / III.(f)]                             83.84%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                  33.4
(c)  Delinquency Data
         0 - 30 Days from Invoice                                   752,190,000
         31 - 60 Days from Invoice                                   74,299,000
         61 - 90 Days from Invoice                                   21,934,000
         91 - 120 Days from Invoice                                   8,362,000
         121 - 150 Days from Invoice                                 13,692,000
         151 - 180 Days from Invoice                                  8,040,000
         181 - 210 Days from Invoice                                  5,215,000
         211 - 240 Days from Invoice                                  2,515,000
         241 + Days from Invoice                                     25,800,000
                                                               ----------------
         TOTAL                                                      912,047,000

VI.  Reserves
     --------
(a)  Subordination   Percentage   [IX.(k)  below]                        14.27%
(b)  Invested  Amount                                               300,000,000
(c)  Available  Subordinated Amount [((a) / (1 - (a))) * ((b) +
     (d) +(e))+III (e)]                                              51,960,550
(d)  Yield Reserve                                                    4,500,000
(e)  Fee Reserve [2 * V.(b)/ 365 * VII.(j) * 12 ]                       182,301
(f)  Required  Net Series Pool  Balance                             356,642,852

VII. Collections
     -----------
(a)  Total Pool Collections [IV.(b) above]                          575,684,000
(b)  Miscellaneous Payments[IV.(h)  above]                                    0
(c)  Series  Excess   Collections                                             0
(d)  Series  Allocable Collections [(a) * II.(a)]                   575,684,000
(e)  Investor  Collections [(d) * II.(b)]                           299,013,718
(f)  Investor  Miscellaneous  Payments [(b) * II.(a) * II.(b)]                0
(g)  Available  Investor  Collections  [(c)  + (e) +  (f)]          299,013,718
(h)  Monthly Interest                                                 1,500,000
(i)  Interest  Shortfall                                                      0
(j)  Monthly Servicing Fee [I.(e) / 12 * IV.(g) * VI.(b) /
     (III.(f) * II.(a))]                                                 83,018
(k)  Monthly Principal  [0 if Revolving Period, otherwise VIII.
     (b) below]                                                               0

VIII.Monthly Investor Principal
     --------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]      297,430,701
(b)  Available Principal Collections (a)                            297,430,701
(c)  Controlled Deposit Amount                                                0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                       0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]          0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  August 2000

IX.  Subordination Percentage
     ------------------------
(a)  Subordination Percentage Floor                                      13.00%
(b)  Average Dilution Ratio (last 12 months)                              2.16%
(c)  Highest Dilution Ratio (last 12 months)                              2.91%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                   81.82%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c)
     / (b))}]                                                             5.24%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)           0.70%
(g)  Default Horizon Ratio                                              372.14%
(h)  Loss Percentage [2.5 * (f) * (g)]                                    6.50%
(i)  Dilution Percentage + Loss Percentage                               11.74%
(j)  12.5% + (b) * (d)                                                   14.27%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]             14.27%

X.   Investor Charge-Offs
     --------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]             18,420
(b)  Investor Recoveries                                                      0
(c)  Loss Reserve                                                    51,960,550
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                       0
(e)  Cumulative Investor Charge-offs [including (d) above]                    0

XI.  Invested Amount
     ---------------
(a)  Beginning Invested Amount                                      300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                            0
(c)  Amount on deposit in Principal Funding Account                           0
(d)  Distributions of Principal                                               0
(e)  Ending Invested Amount                                         300,000,000

XII. Amortization Events
     -------------------
(a)  Breach of material  covenant or agreement  uncured for 30 days          No
(b)  Breach of  Representation  or Warranty  not  corrected  for 30 days     No
(c)  Bankruptcy, insolvency  or  receivership  of  Seller  or  CSXT          No
(d)  Trust  is  deemed  an "Investment Company"                              No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to
     make deposit to Retained Collection Account                             No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance        No
(g)  Any Series 1998-1 Servicer Default                                      No
(h)  Termination Notice delivered to Servicer                                No
(i)  Invested Amount not paid in full on Expected Final Payment Date         No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%         No

Note: Subsequent to the August 2000 Due Period reflected in this report, CSX Trade Receivables Corporation issued $200 million of Series 2000-1 Certificates through a commercial paper conduit arrangement with a financial institution. As with the Series 1998-1 Certificates covered by this report, the Series 2000-1 Certificates represent an undivided interest in the CSXT Trade Receivables Master Trust. Beginning with the September 2000 Due Period, this additional Series will be reflected in certain data reported in the Monthly Distribution Date Statement. The additional Series will not affect the Invested Amount or the Required Net Series Pool Balance for the Series 1998-1 Certificates.

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------
                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare and certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  September 25, 2000

Collection Period:  August 2000

POOL COLLECTIONS
----------------

Total Pool Collections                                           575,684,000.00

Total Collections Available                                      575,684,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                     100.00%

Investor Ownership Percentage                                            32.89%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                     1,500,000.00

Total amount distributed allocable to Interest                             5.00

 (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                         0.00

Total amount distributed allocable to Principal                            0.00
   (per $1,000 of Certificates)





SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                    0.00

Amounts on deposit in the Principal Funding                                0.00

Ending Invested Amounts                                          300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                           0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                             0.00
Beginning Investor Charge-Offs per $1,000                                  0.00

Additional Investor Charge-Offs                                            0.00
Additional Investor Charge-Offs per $1,000                                 0.00

Reimbursements:
Reinstatement of Investor Certificates                                     0.00
Reinstatement of Investor Certificates per $1,000                          0.00

Ending Investor Charge-Offs                                                0.00
Ending Investor Charge-Offs per $1,000                                     0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                                  912,047,000.00

Ending Net Receivables Pool Balance                              686,636,000.00

Ending Net Series Pool Balance                                   686,636,000.00